Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Shareholders

Ring Energy, Inc.

We have audited the accompanying combined statements of oil and natural gas sales and direct operating costs of the oil and natural gas properties for the Ford West Field and the Ford Geraldine Unit acquired from Finley Resources, Inc. (“Finley”) by Ring Energy, Inc. for the years ended December 31, 2014 and 2013 (the “financial statements”). These combined financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Ring Energy, Inc. was not required to have, nor were we engaged to perform, an audit of internal control over financial reporting for the Finley properties acquired. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements of the Finley properties acquired by Ring Energy, Inc. referred to above present fairly, in all material respects, the oil and natural gas sales and direct operating costs of the Finley properties for the year ended December 31, 2014 and 2013, in conformity with U.S. generally accepted accounting principles.

As described in the unaudited pro forma financial information, the financial statements are not a complete presentation of the operations of the Finley properties acquired.

/s/ Eide Bailly LLP

Salt Lake City, Utah

June 12, 2015

FORD WEST FIELD AND FORD GERALDINE UNIT
COMBINED STATEMENTS OF OIL AND GAS REVENUES AND DIRECT OPERATING COSTS

For the Years Ended December 31,	2014	2013

Oil and Gas Revenues	$36,213,799	$47,963,466

Direct Operating Costs
Oil and gas production costs	11,538,887	11,591,959
Oil and gas production taxes	1,754,009	2,271,732

Total Direct Operating Costs	13,292,896	13,863,691

Direct Operating Income	$22,920,903	$34,099,775

FORD WEST FIELD AND FORD GERALDINE UNIT
COMBINED STATEMENTS OF OIL AND GAS REVENUES AND DIRECT OPERATING COSTS
(UNAUDITED)

For the Three Months Ended March 31,	2015	2014

Oil and Gas Revenues	$3,845,955	$11,204,079

Direct Operating Costs
Oil and gas production costs	1,841,229	2,551,401
Oil and gas production taxes	185,158	547,079

Total Direct Operating Costs	2,026,387	3,098,480

Direct Operating Income	$1,819,568	$8,105,599

Basis of Presentation – The accompanying financial statement presents only the oil and gas revenues and direct operating costs of the Ford West Field and Ford Geraldine Unit.

Oil and gas revenues are recognized when sold and delivered to third parties. Direct operating costs are recognized when incurred and include lease operating costs and production taxes directly related to the property interests acquired. Direct operating costs exclude costs associated with acquisition, exploration and development of oil and gas properties, geological and geophysical expenditures and costs of drilling and equipping productive and non-productive wells. Depreciation and amortization of the oil and gas property interest, general and administrative expense, interest and accretion expense, income taxes and other indirect expenses have been excluded from direct operating profit (loss) because their historical amounts would not be comparable to those resulting from future operations; accordingly, the accompanying financial statements are not a complete presentation of the operations of the mineral leases acquired.

FORD WEST FIELD AND FORD GERALDINE UNIT ACQUISITION

SUPPLEMENTAL INFORMATION ON OIL AND GAS RESERVES

(UNAUDITED)

The following estimates of proved reserve quantities and related standardized measure of discounted net cash flow relate only to the properties being acquired from Finley Resources, et al. They are estimates only, and do not purport to reflect realizable values or fair market values. Reserve estimates are inherently imprecise and estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available. All of the reserves are located in the United States of America.

Reserve Quantities Information – Proved reserves are estimated reserves of crude oil (including condensate and natural gas liquids) and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment and methods.

	For the Year Ended
	December 31, 2014
	Oil	Gas
	(Barrels)	(MCF)
Proved Developed and Undeveloped Reserves
Beginning of year	4,071,097	6,979,801
Production	(374,967)	(822,480)

End of Year	3,696,130	6,157,321

Proved Developed Reserve at End of Year	3,696,130	6,157,321

Proved Undeveloped Reserves associated with the properties are still being evaluated. All disclosures contained herein are only the Proved Developed Reserves associated with the properties.

Standardized Measure of Discounted Future Net Cash Flows – The standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expenses (based on year-end statutory tax rates) to be incurred on pretax net cash flows less the tax basis of the properties and available credits, and assuming continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10 percent per year to reflect the estimated timing of the future cash flows.

December 31,	2014
Future cash inflows	$362,081,500
Future production costs	(122,271,058)
Future development costs	-
Future income taxes	(57,683,655)
Future net cash flows	182,126,787
10% annual discount for estimated timing of cash flows	(79,969,930)

Standardized Measure of Discounted Future Net Cash Flows	$102,156,857

Changes in the Standardized Measure of Discounted Future Net Cash Flows

For the Year Ended December 31,	2014
Beginning of the year	$116,336,141
Development costs incurred during the year	10,025,955
Sales of oil and gas produced, net of production costs	(22,920,903)
Accretion of discount	11,274,388
Net changes in prices and production costs	(8,957,703)
Net changes in estimated future development costs	(5,623,665)
Net changes in timing of cash flows	(5,612,354)
Net change in income taxes	7,634,999

Standardized Measure of Discounted Future Net Cash Flows	$102,156,858

The prices used were determined using an un-weighted arithmetic average of the first-day-of-the month prices for the calendar year 2014, adjusted for location and quality differentials. This resulted in prices of $90.24 per barrel of oil and $4.64 per MCF of gas.

RING ENERGY, INC.

FORD WEST FIELD AND FORD GERALDINE UNIT ACQUISITION

UNAUDITED PRO FORMA FINANCIAL IFNORMATION

On May 21, 2015, Ring Energy, Inc. (“Ring”) entered into a purchase and sale agreement (the “Purchase Agreement”) with Finley Production Co., LP, BDT Oil & Gas, LP, Metcalfe Oil, LP, Grasslands Energy LP, Buffalo Oil & Gas, LP and Finley Resources, Inc., as sellers (collectively, “Sellers”), to acquire oil and gas assets (the “Acquisition”). The assets to be acquired by Ring under the Purchase Agreement consist of oil and gas assets and properties, which are located in the Ford West Field and Ford Geraldine Unit in Reeves and Culberson Counties, in the State of Texas. Under the terms of the Purchase Agreement, Ring agreed to acquire the oil and gas assets from Sellers for a purchase price of $75,000,000, subject to customary purchase price adjustments based on, among other things, environmental and title defects, if any.

The following unaudited pro forma condensed balance sheet presents the historical financial position of Ring Energy, Inc. combined with the Ford West Field and Ford Geraldine Unit, as if the acquisition had occurred on March 31, 2015. The following unaudited condensed statements of operations present the historical results of operations of Ring Energy, Inc., combined with the Ford West Field and Ford Geraldine Unit, for the three months ended March 31, 2015 and for the year ended December 31, 2014, as though the acquisition had occurred at the beginning of each of those periods. The unaudited pro forma financial information is illustrative of the effects of the acquisition on our operations and does not necessarily reflect the results of operations that would have resulted had the acquisition actually occurred at those dates. In addition, the pro forma financial information is not necessarily indicative of the results that may be expected for the year ended December 31, 2015, or any other period. The unaudited pro forma financial statements should be read in conjunction with the notes thereto, our Annual Report on Form 10-K for the year ended December 31, 2014, the Quarterly Report on Form 10-Q for the three months ended March 31, 2015, and the statement of revenues and direct operating expenses included herein.